                                                                 Exhibit 10.58
                             [ASPECT LETTERHEAD]

November 11, 1998

Mr. Dennis L. Haar
2055 Valley Oak Road
Pleasanton, CA 94588

Dear Dennis:

This letter is to confirm the agreement between you and Aspect Telecommunications Corporation ("Aspect" or the "Company") regarding your impending resignation from Aspect. We agree that you will resign as an executive officer of Aspect and all subsidiaries of Aspect effective January 31, 1999, (your "Transition Date"). Thereafter, and through July 31, 1999, (your "Resignation Date"), you will continue as a part-time employee of Aspect, in a different capacity and with different duties from those you hold before your Transition Date.

Accordingly, if you sign and do not revoke this letter agreement, your full time employment with Aspect will continue until your Transition Date and Aspect will continue to pay your current monthly base salary and your Executive Incentive Plan bonus applicable for the quarter that will end December 31, 1998, less applicable withholding and deductions, and Aspect will provide any employee benefits you are eligible to receive through and until the Transition Date. It is understood that you will apply your full time support and engagement to meet all of the duties and obligations of your full range of current assignments with Aspect until the Transition Date.

Based upon the knowledge of your intention to resign, Aspect will immediately begin to determine an appropriate successor to your responsibilities, and you agree to assist and support that evaluation and selection. If Aspect determines that it has selected your successor before your Transition Date, it may extend a commitment to such person, with an effective starting date that best meets the needs of that individual and the Company. In the unlikely event that such starting date is before your Transition Date, you agree to cooperate with the short-term overlap of that new person into your current job assignment.

From the period after the Transition Date and up to your Resignation Date (the "Transition Period"), Aspect shall retain you as a part-time employee. Your position title will be Executive Advisor, reporting to me. During the Transition Period, you agree to make yourself available and to use your best efforts to perform whatever reasonable assignments that Aspect assigns to you. Aspect will pay you a monthly salary of $22,000.00, less applicable withholdings during the Transition Period. During the Transition Period, you will be eligible to participate in the standard Employee Incentive Plan which is targeted at nine percent of your quarterly base pay in accordance with the provisions of the Employee Incentive Plan. You will continue to receive all employee benefits throughout the Transition Period pursuant to Aspect's policies, including the continued vesting of your employee stock options.

Mr. Dennis L. Haar
November 11, 1998
Page 2

Aspect will continue the Transition Period through, but not after July 31, 1999, provided, however, that Aspect may accelerate your Resignation Date and terminate your employment with the Company at any time for "Good Cause" and such earlier date shall become the Resignation Date. "Good Cause" includes any material breach of this agreement by you; any act of misconduct; conviction of a felony; or any other act that materially adversely affects Aspect's business interests. If prior to the Resignation Date you terminate your employment relationship with Aspect for any reason or if Aspect terminates it for Good Cause, then Aspect will owe your salary earned through the date of termination. In such case, your stock vesting would end on that termination date.

Before and during the Transition Period, you agree that you will not accept employment with any other company. Additionally, during the Transition Period, you agree to not render services to or engage in any activity to formulate or to start any "business competitive with Aspect". In order to ensure compliance with this paragraph, you agree to give me written notice and obtain my written consent before you accept employment with, or provide services to, or develop any business plans or seek funding or support for any new entity or any other company during the Transition Period. For purposes of this agreement, a "business competitive with Aspect" would be any actual or potential competitor of Aspect as determined by Aspect in its discretion; this would include any company engaged, planning to engage, or which could engage in any business in which Aspect is engaged or planning to engage. You understand and agree that the commitments contained in this paragraph are a material inducement to Aspect for the benefits and payments outlined in this agreement, and that, for the breach thereof, Aspect will be entitled, among other potential remedies, to immediately terminate the Transition Period and all corresponding payments as well as stock option vesting. You understand and agree that if Aspect ceases such payments and benefits as a result of your breach of this paragraph, that the waivers and releases you agree to in this agreement shall remain in full force and effect at all times in the future.

You agree that from now and until one year following your Resignation Date, you will not solicit, encourage, or attempt to solicit or encourage any Aspect employee or consultant to cease their relationship with Aspect for any reason. You understand and agree that Aspect has no policy, procedure or obligation requiring payment of any severance benefits and it is in consideration of your acceptance of this agreement that Aspect will provide you with the payments and benefits provided in this letter. You further agree that personally or through your agents, you will not engage in any conduct or communication, whether written or verbal which is, or could be, injurious to Aspect's business reputation or to the reputation of any officer or director of the Company.

Based on information provided by Aspect's stock administrator, and assuming no stock option exercises from this date until January 31, 1999, you will hold 479,800 unexercised stock options (a combination of Incentive Stock Options and Non-Qualified Stock Options) under Aspect's 1989 Stock Option Plan (the "Plan"). It is expected that as of January 31, 1999, 332,837 shares of these options will be vested and 146,963 shares will be unvested. Pursuant to the terms of

Mr. Dennis L. Haar
November 11, 1998
Page 3

your existing stock option agreements with Aspect ("Option Agreements") for these options and provisions of the Plan to which your options are subject, your options will continue to vest during the Transition Period. Accordingly, you will have 30 days from your Resignation Date (or from the date of an earlier end of your Transition Period if you or Aspect effect an earlier termination according to this agreement) to exercise your options to the extent vested. All of the other terms, conditions, and limitations applicable to your stock options pursuant to your Option Agreements and the Plan will remain in full force and effect, including the fact that in any case no option may be exercised more than ten years after its vesting commencement date. You also agree that you have no other stock rights in Aspect (or any parent or subsidiary) other than those rights stated in this paragraph.

During the Transition Period, you may obtain outplacement career counseling services up to a total costs of $10,000 at a firm of your choosing, which will be paid by Aspect directly to that firm.

On your Resignation Date, you will be paid all of your accrued but unused Flexible Time Off and earned but unpaid base salary and any applicable bonus plan payouts according to those plans, less all applicable withholdings and deductions. You agree to submit to Aspect at least three days before your Resignation Date, appropriate expense reports for the reasonable and usual reimbursable expenses, in conjunction with the exercise of our duties as an employee up to that time. Aspect will provide you reimbursements for those expenses, according to its normal expense reimbursement policies in effect at that time. You agree that the only payments, bonuses, compensation, severance and benefits you are entitled to receive from Aspect in the future are those specified in this letter.

In consideration for receiving the payments and benefits described above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against Aspect or its predecessors, successors, subsidiaries, affiliates, officers, directors, agents, employees and assigns, with respect to any matter, including without limitation, any matter arising out of or connected with your employment with Aspect or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, fraud, misrepresentation, deceit, any claims of discrimination based on age, sex, race, disability, national origin, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing, the Age Discrimination in Employment Act of 1967, as amended, and all other federal, state and local laws and regulations relating to employment. You expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor".

Mr. Dennis L. Haar
November 11, 1998
Page 4

At all times in the future, you will remain bound by Aspect's Employee Agreement, including the provisions relating to proprietary information and inventions, as signed by you, a copy of which is attached hereto as Exhibit A.

Nothing contained in this agreement shall constitute or be treated as an admission by you or Aspect of liability, or any wrongdoing, or of any violation of law. If any provision of this agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the remaining revisions shall be enforced to the extent permitted by law. You may not disclose to others the fact or terms of this letter, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you, though they must agree to retain its nondisclosure, and you may also disclose such information to your spouse, though she may only disclose its fact or terms to your or her attorney or accountant, likewise to render services to you or her, but they also shall agree to retain its nondisclosure.

You agree that except as expressly provided in this letter, this agreement renders null and void any and all prior agreements between you and Aspect with respect to the subject matter of this letter. You have up to 21 days after receipt of this letter within which to review it and to discuss with an attorney of your own choosing to determine whether or not you wish to execute it. Furthermore, you have seven days after you signed this letter during which time you may revoke this letter agreement. If you wish to revoke this letter agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that the agreement set forth in this letter shall not become effective or enforceable until the eighth day after the date you sign this letter.

Please indicate your agreement with the above terms by signing below.

Sincerely,

/s/ James R. Carreker

James R. Carreker
Chairman and Chief Executive Officer

My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand the foregoing letter and that I sign this release of all claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.


Signed  /s/ Dennis L. Haar                      Date: November 20, 1998
        -------------------
        Dennis L. Haar

                                   Exhibit A


                     ASPECT TELECOMMUNICATION CORPORATION
                              EMPLOYEE AGREEMENT


In exchange for my becoming employed (or my employment being continued) by Aspect Telecommunications Corporation, or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company"), I hereby agree as follows:

EXCLUSIVE       I will perform for the Company such duties as may be designated
EMPLOYMENT      by the Company from time to time. During my period of employment by the Company, I will devote by best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company.

DEFINITIONS     As used in this agreement, the term "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, original works of authorship or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests.

                As used in this Agreement, the term "Confidential Information" means information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

ASSIGNMENT OF   Without further compensation, I hereby agree promptly to
INVENTIONS      disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions (a) which pertain to any line of business activity of the Company, (b) which are aided by the use of time, material or facilities of the Company, whether or not during working hours, or (c) which relate to any of my work during the period of my employment with the Company, whether or not during normal working hours. No rights are hereby conveyed in Inventions, if any, made by me prior to my employment with the Company which are identified on the back of this Agreement or on a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential information). I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States
                Copyright Act as in effect as of this date.

                I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

                        This Agreement does not apply to an Invention, the assignment of which to the Company would violate applicable law, including an Invention which qualified fully under Section 2870 of the California Labor Code. I agree to disclose in confidence to the Company all Inventions made by me to permit a determination as to whether or not the Inventions should be the property of the Company.

CONFIDENTIAL            I agree to hold in confidence and not directly or
NONDISCLOSURE           indirectly to use or disclose, either during or after
                        termination of my employment with the Company, any Confidential Information I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential
                        Information except as authorized by the Company. Upon termination of my employment or upon an earlier request of the Company I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

                        I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others.

NO CONFLICT             I agree not to enter into any agreement either written
                        or oral in conflict with the provisions of this Agreement. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

SURVIVABILITY           This Agreement (a) shall survive my employment by the
                        Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives.

COMPLIANCE              I certify and acknowledge that I have carefully read all
                        of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

ASPECT TELECOMMUNICATIONS                       EMPLOYEE
CORPORATION

By  /s/ James R. Carreker               By /s/ Dennis L. Haar
  -----------------------------           -----------------------
Title     President                     Dated    July 6, 1987
     --------------------------              --------------------